UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2022

THE GEO GROUP, INC.

(Exact name of Registrant as Specified in Its Charter)

Florida	1-14260	65-0043078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Technology Way

Boca Raton, Florida, 33431

(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (561) 893-0101

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GEO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

As previously reported, beginning in November 2021, The GEO Group, Inc. (“GEO” and, together with its direct or indirect subsidiaries, the “Company”) commenced discussions with (i) certain members of an ad hoc group of holders (the “Noteholder Group”) of the Company’s 5.125% Senior Notes due 2023 (the “2023 Notes”), 5.875% Senior Notes due 2024 (the “2024 Notes”), and 6.00% Senior Notes due 2026 (the “2026 Notes,” and together with the 2023 Notes and the 2024 Notes, the “Senior Notes”), (ii) certain members of an ad hoc group of term lenders (the “Term Lender Group”) under the Company’s Third Amended and Restated Credit Agreement, dated as of March 23, 2017 (as subsequently amended, the “Existing Credit Agreement” and the term loans made thereunder, the “Term Loans”), and (iii) the administrative agent (the “Agent”) and certain lenders that have provided revolving credit loans and commitments (the “Revolving Credit Loans” and “Revolving Credit Commitments”) under the Existing Credit Agreement (such lenders, the “RCF Lenders”) concerning a potential refinancing, exchange, recapitalization, or other transaction or series of transactions to reduce the Company’s funded recourse debt and address its nearer term maturities (the “Transaction Discussions”). The Company undertook these discussions on a confidential basis pursuant to non-disclosure agreements with the applicable members of the Noteholder Group and the Term Lender Group, and, in the case of the Agent and the RCF Lenders, the confidentiality provisions of the Existing Credit Agreement.

On July 18, 2022, the Company entered into a transaction support agreement (together with all exhibits, annexes and schedules thereto, the “Transaction Support Agreement”) with certain consenting holders of the Senior Notes (the “Consenting Noteholders”), certain consenting Term Lenders (the “Consenting Term Lenders”), the Agent, and certain consenting RCF Lenders (the “Consenting RCF Lenders” and, together with the Consenting Noteholders and the Consenting Term Lenders, the “Consenting Creditors”) setting forth principal terms for a comprehensive transaction (the “Transaction”) to address the upcoming maturities of the Company’s outstanding debt in 2023, 2024, and 2026.

The Transaction Support Agreement contemplates, among other things, the following:

•

Amending the Existing Credit Agreement to and permit the indebtedness and liens contemplated to be incurred under the Exchange Credit Agreement (defined below), the New Notes (defined below) and the 2028 Private Exchange Notes (defined below), among other modifications (the “Existing Credit Agreement Amendment”);

•

Exchanging approximately 81% of the aggregate principal amount of Revolving Credit Commitments and the Term Loans outstanding under GEO’s Existing Credit Agreement for a combination of cash and new commitments and loans under a new credit agreement (the “Exchange Credit Agreement”) with a three-year maturity extension to March 2027 (the “RCF Transaction” and the “Term Loan Transaction,” respectively);

•

With respect to certain Consenting RCF Lenders who opt out of extending the maturity of their Revolving Credit Loans and Revolving Credit Commitments, the assignment of an agreed portion of such Revolving Credit Loans and Revolving Credit Commitments to certain other Consenting Creditors, with such other Consenting Creditors subsequently exchanging the Revolving Credit Loans thereby acquired for term loans under the Exchange Credit Agreement (the “Non-Extending RCF Lender Transaction,” and, together with the Existing Credit Agreement Amendment, the RCF Transaction, and the Term Loan Transaction, the “Credit Facility Transaction”);

•	Commencing the Exchange Offers (defined below) and Consent Solicitations (defined below) for any and all 2023 Notes and 2024 Notes; and

•

Exchanging approximately $239 million of 2026 Notes held by Consenting 2026 Noteholders as of July 18, 2022, for newly issued 9.500% Senior Second Lien Secured Notes maturing on December 31, 2028 (the “Private Exchange” and the “2028 Private Exchange Notes”) and amending certain provisions of the indenture for the 2026 Senior Notes (the “2026 Indenture Proposed Amendments”).

The Transaction Support Agreement sets forth the commitments of the Company and the Consenting Creditors (collectively, the “Parties”) to, among other things, cooperate in good faith to negotiate the definitive documents necessary or advisable to effect the Transaction, use their commercially reasonable efforts to consummate the Transaction in accordance with such definitive documents, and refrain from taking any actions that would impede or would otherwise be inconsistent with the Transaction (including by supporting or consenting to any alternative transaction). The Parties’ obligations to consummate the Transaction are subject to customary conditions, including, without limitation, that the Parties have complied in all material respects with their respective covenants and agreements contained in the Transaction Support Agreement and that the Company has paid specified fees and expenses incurred by the Consenting Creditors in connection with the Transaction.

The Transaction Support Agreement may be terminated upon the occurrence of specified events, including, without limitation, the occurrence of a material, uncured breach of any Party’s representations, warranties, covenants, or obligations under the Transaction Support Agreement, the Company’s failure to commence and complete the Exchange Offers and the Consent Solicitations within the timeframes specified in the Transaction Support Agreement, or upon the 100th day following the execution of the Transaction Support Agreement (as may be extended in accordance with the terms of the Transaction Support Agreement). In addition, the Company may terminate the Transaction Support Agreement if the Company’s board of directors determines, upon the advice of counsel, that the Company’s continued performance under the Transaction Support Agreement would be inconsistent with the fiduciary duties of the Company’s directors. Although the Company intends to pursue the Transaction in accordance with the terms set forth in the Transaction Support Agreement, there can be no assurance that the Company will be successful in completing the Transaction or any other similar transaction on the terms set forth in the Transaction Support Agreement, on different terms, or at all.

The foregoing descriptions of the Transaction Discussions and the Transaction Support Agreement are summaries only and are subject to, and qualified in their entirety by, the full text of the Transaction Support Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 8.01.	Other Events

The Exchange Offers and the Consent Solicitations

On July 19, 2022, the Company issued a press release announcing that it commenced offers to exchange (the “Exchange Offers”) any and all of its outstanding 2023 Notes and 2024 Notes (collectively, the “Old Notes”) for newly issued 10.500% Senior Second Lien Secured Notes maturing on June 30, 2028 (the “New Notes”) and, if elected, cash, upon the terms and subject to the conditions set forth in the Registration Statement on Form S-4 (including a prospectus and consent solicitation statement forming a part thereof, the “Prospectus”) filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 19, 2022 (the “Registration Statement”) and press releases announcing the Transaction. In connection with the Exchange Offers, GEO is also soliciting consents to amend the indentures governing the Old Notes (the “Consent Solicitations”). Copies of the press releases are attached as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Pursuant to the Exchange Offers and the Consent Solicitations, and subject to the terms and conditions set forth in the Prospectus, in exchange for each $1,000 principal amount of Old Notes validly tendered (and not validly withdrawn) or in the case of the 2023 Notes Only, as payment for delivery of a Consent with respect to each $1,000 principal amount of 2023 Notes without a tender of the related 2023 Notes, in each case at any time at or prior to 5:00 p.m., New York City time, on August 16, 2022, unless extended or earlier terminated (such date and time as may be extended in accordance with the Prospectus, the “Expiration Time”) and accepted by the Company, participating holders will receive the consideration identified in the Prospectus (the “Exchange Consideration”) and summarized in the chart below.

Title of Old Notes to be Tendered	CUSIP Number	Outstanding Principal Amount	Exchange Consideration
			Tender of Old Notes and Delivery of Consent (per $1,000 of Old Notes Tendered)(1)(2)(3)	Delivery of Consent Only
5.125% Senior Notes due 2023	36159RAG8	$259,275,000	At the election of the holder: $300.00 principal amount of New Notes and $700.00 of cash OR $1,050.00 principal amount of New Notes	$1.00 of cash per $1,000 of 2023 Notes represented by such Consent
5.875% Senior Notes due 2024	36162JAA4	$225,293,000	At the election of the holder: $750.00 principal amount of New Notes and $250.00 of cash OR $1,030.00 principal amount of New Notes	N/A (Holders of the 2024 Notes may only tender their Consent by validly tendering (and not validly withdrawing) their 2024 Notes)
(1)	Exchange Consideration per $1,000 Principal Amount of Old Notes validly tendered (and not validly withdrawn) prior to the Expiration Time.
(2)	Excludes accrued and unpaid interest, which will be paid in addition to the Exchange Consideration.
(3)

Maximum principal amount of New Notes that could be issued is $272,238,000 for the 2023 Notes and $232,051,000 for the 2024 Notes assuming full participation in the Exchange Offers and that all holders elect the Exchange Consideration that consists only of New Notes (and no cash).

In conjunction with the Exchange Offers, the Company is conducting the Consent Solicitations to obtain consent from holders of each series of Old Notes (“Consents”) to certain proposed amendments to each indenture governing the Old Notes (the “Old Notes Indentures”) to, among other things, modify certain covenants and other provisions the Old Notes Indentures as necessary or advisable to effect the Transaction (the “Proposed Amendments”). Holders of Old Notes that tender such Old Notes will be deemed to have given Consent to the Proposed Amendments with respect to the Old Notes. Holders of 2023 Notes may elect to either (i) tender their 2023 Notes and deliver the related Consent or (ii) deliver only their Consent (the “2023 Notes Consent”). Holders of 2024 Notes may only elect to tender their 2024 Notes together with delivery of the related Consent. Holders of Old Notes may not tender their Old Notes without delivering a Consent with respect to such Old Notes tendered, and holders of 2024 Notes may not deliver a Consent with respect to the 2024 Notes without tendering the related 2024 Notes. To adopt the Proposed Amendments related to a series of Old Notes, the Company must receive Consents from holders representing a majority of the outstanding principal amount of such series of Old Notes (the “Old Notes Requisite Consents”). If the Old Notes Requisite Consents are delivered with respect to any series of Old Notes, a supplemental indenture to the respective indenture, giving effect to the Proposed Amendments with respect to the applicable Old Notes, will be executed promptly following the receipt of the Old Notes Requisite Consents, but in no event prior to the Withdrawal Deadline (as defined in the Prospectus).

The Company’s obligations to accept the Old Notes and Consents in the Exchange Offers and the Consent Solicitations are subject to the satisfaction or waiver of certain conditions described in the Prospectus, including receipt of (i) the Old Notes Requisite Consents for each series of Old Notes being tendered, (ii) the 2026 Notes Requisite Consents delivered in connection with the Private Exchange, and (iii) the Credit Agreement Exchange Requisite Consents delivered in connection with the Credit Agreement Exchange. Each of the Exchange Offers and Consent Solicitations is conditioned upon the consummation of the Private Exchange and the Credit Agreement Exchange and the effectiveness of the 2026 Indenture Proposed Amendments and the Existing Credit Agreement Proposed

Amendments. The Private Exchange and the Credit Agreement Exchange are conditioned on, among other things, the 2026 Notes Supporting Holders and the Credit Agreement Supporting Holders, respectively, having satisfied their obligations in all material respects under the Transaction Support Agreement and the consummation of the Exchange Offers and Consent Solicitations.

The completion of the Exchange Offers and the Consent Solicitations is subject to, and conditioned upon, the satisfaction or waiver of certain conditions, including, among other things, (i) the Registration Statement having been declared effective by the SEC on or prior to the Expiration Time and remaining effective on the Settlement Date (as defined by the Prospectus) (which condition cannot be waived) and (ii) the absence of any actual or threatened legal impediment to the acceptance for exchange of, or exchange of, the Old Notes.

GEO will pay a soliciting broker fee equal to either (i) $2.50 for each $1,000 principal amount of Old Notes validly tendered for exchange and not validly withdrawn under the Exchange Offers or (ii) $0.50 for each $1,000 in principal amount of 2023 Notes for which only the Consent is provided in connection with the 2023 Notes Consent, in each case to soliciting retail brokers for holders holding less than $1,000,000 in aggregate principal amount of the Old Notes that are appropriately designated by their clients to receive this fee.

The Exchange Offers and the Consent Solicitations are made only by and pursuant to the terms and subject to the conditions set forth in the Registration Statement, including the Prospectus, and the information summarized herein is qualified by reference to such Prospectus and the Registration Statement.

Legal Proceedings Update

The Company is also providing an update to the disclosure set forth under Part II - Other Information, Item 1. Legal Proceedings of the Form 10-Q for the quarter ended March 31, 2022 filed on May 5, 2022 (the “Form 10-Q”). Except for the modifications and supplemental information provided below, no attempt has been made in this Form 8-K to modify or update other disclosures presented in the Form 10-Q. The disclosure below should be read in conjunction with the legal proceedings disclosure presented in the Form 10-Q.

Current and former detainees of the Mesa Verde ICE Processing Center and the Golden State Annex ICE Processing Center filed a class action lawsuit on July 13, 2022, against the Company in the U.S. District Court for the Eastern District of California, Fresno Division. This lawsuit is similar to the cases in Colorado, Washington and California previously disclosed by the Company. The complaint alleges that federal detainees who volunteer to participate in the Voluntary Work Program (VWP) at GEO’s Mesa Verde and Golden State Annex ICE facilities are employees of GEO and entitled to the state’s minimum wage. Plaintiffs also make claims for unjust enrichment, human trafficking and forced labor. GEO believes it operates the VWP in full compliance with its contract with ICE and all applicable laws, regulations, and standards. GEO strongly disagrees with the allegations of the complaint and intends to take all necessary steps to vigorously defend itself.

As the Company has previously disclosed, a purported securities class action has been filed against the Company and its then Chief Executive Officer, George C. Zoley, and the Company and Mr. Zoley filed a motion to dismiss and/or strike, arguing that the second amended complaint failed to comply with the court’s prior dismissal order and contained allegations beyond the disclosures and time period previously permitted by the court. On June 21, 2022, the court granted the motion in part, and dismissed all claims in the second amended complaint other than those related to the Company’s statements about pending lawsuits made prior to July 17, 2019. On July 1, 2022, the Company and Mr. Zoley filed answers to the second amended complaint.

The Company establishes accruals for specific legal proceedings when it is considered probable that a loss has been incurred and the amount of the loss can be reasonably estimated. However, the results of these claims or proceedings cannot be predicted with certainty, and an unfavorable resolution of one or more of these claims or proceedings could have a material adverse effect on the Company’s financial condition, results of operations or cash flows or could result in a material impairment of the Company’s assets. The Company’s accruals for loss contingencies are reviewed quarterly and adjusted as additional information becomes available. The Company does not accrue for anticipated legal fees and costs but expenses those items as incurred.

Forward-looking statements

This Current Report on Form 8-K (including Exhibits 99.1 and 99.2 hereto) contains forward-looking statements regarding future events and future performance of GEO that involve risks and uncertainties that could materially and adversely affect actual results, including statements regarding GEO’s proposed steps and potential alternatives to address its future debt maturities. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” or “continue” or the negative of such words and similar expressions. Risks and uncertainties that could cause actual results to vary from current expectations and forward-looking statements contained in this Current Report include, but are not limited to: (i) GEO’s ability to meet its financial guidance for 2022 given the various risks to which its business is exposed; (ii) GEO’s ability to consummate the Transaction pursuant to the terms of the Transaction Support Agreement, or at all, or otherwise deleverage and repay, refinance, or otherwise address its debt maturities in an amount or on the timeline it expects, or at all; (iii) GEO’s ability to obtain financing or access the capital markets in the future on acceptable terms, or at all; (iv) GEO’s ability to identify and successfully complete any potential sales of additional Company-owned assets on commercially advantageous terms on a timely basis, or at all; (v) general economic and market conditions, including changes to governmental budgets and its impact on new contract terms, contract renewals, renegotiations, per diem rates, fixed payment provisions, and occupancy levels; (vi) GEO’s ability to successfully pursue growth and continue to create shareholder value; and (vii) a variety of other factors contained in GEO’s other filings with the SEC, many of which are difficult to predict and outside of GEO’s control.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Transaction Support Agreement, dated as of July 18, 2022, among the Company, the Agent and the Consenting Creditors

99.1	Press Release issued by the Company on July 19, 2022, related to the Transaction Support Agreement

99.2	Press Release issued by the Company on July 19, 2022, related to the Exchange Offers and Consent Solicitations

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE GEO GROUP, INC.

By:	/s/ Brian R. Evans
Brian R. Evans
Senior Vice President and Chief Financial Officer (Principal Financial Officer)

Date: July 19, 2022